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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of ClientLogic Corporation on Form S-1 of our report dated November 3, 1998 (December 17, 1998, as to Note
18) relating to the consolidated Financial Statements of LCS Industries, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Parsippany, NJ
January 27, 2000